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                                                                 Exhibit 99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 24, 2005 for Johnson Mutual Funds Trust (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 19 to the Fund's Registration Statement on Form N-1A (file No. 33-52970), including the references to our firm under the heading "Financial Highlights" in the Fund's Prospectus and under the heading "Accountants" in the Fund's Statement of Additional Information.



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Cohen McCurdy, Ltd.
Westlake, Ohio

February 28, 2005